The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-284882
SUBJECT TO COMPLETION, DATED AUGUST 5, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated February 12, 2025)
CNA Financial Corporation
$       % Notes due 20
We will pay interest on the notes semi-annually on        and        of each year, beginning on        , 2026. The notes will mature on       , 20  . We may redeem any or all of the notes at any time at the applicable redemption price as described in this prospectus supplement.
The notes represent our unsecured and unsubordinated debt and will rank equally with all our other unsecured and unsubordinated indebtedness. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 and in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference.
	Per Note	Total
Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds, before Expenses, to CNA Financial Corporation	%	$

(1)
Plus accrued interest from       , 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about       , 2025.
Joint Book-Running Managers
Wells Fargo Securities	Citigroup	J.P. Morgan
Barclays	US Bancorp
The date of this prospectus supplement is       , 2025.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any related free writing prospectus issued or authorized by us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference, and any related free writing prospectus issued or authorized by us, may only be accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the dates of such information.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
All references to “CNA,” “we,” “our” or “us” in this prospectus supplement or the accompanying prospectus are to CNA Financial Corporation and its subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and the notes offered hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the notes in this prospectus supplement differs from the description of the notes in the accompanying prospectus, you should rely on the information in this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on the investor relations pages of our website located at http://www.cna.com.
The SEC allows us to disclose certain information to you in this prospectus supplement by referring you to documents previously filed with the SEC that include such information. This process is generally referred to as “incorporating by reference.” The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the date of this prospectus supplement until this offering is terminated (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).
•
Our Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report on Form 10-K”).

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025.

•
Our Current Reports on Form 8-K filed on April 30, 2025 and July 7, 2025.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Office of the Corporate Secretary
CNA Financial Corporation
151 N. Franklin Street
Chicago, Illinois 60606
(312) 822-5000

S-ii

FORWARD-LOOKING STATEMENTS
Each of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus contain a number of forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Exchange Act, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to anticipated future events rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements include any and all statements regarding expected developments in our insurance business, including losses and loss reserves (note that loss reserves for long-term care, asbestos and environmental pollution (“A&EP”) and other mass tort claims are more uncertain, and therefore more difficult to estimate than loss reserves respecting traditional property and casualty exposures); the impact of routine ongoing insurance reserve reviews we conduct; our expectations concerning our revenues, earnings, expenses and investment activities; volatility in investment returns; and our proposed actions in response to trends in our business. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected in the forward-looking statements. We cannot control many of these risks and uncertainties. These risks and uncertainties include, but are not limited to, the following as well as those risks contained in the Risk Factors section of our Annual Report on Form 10-K:
CNA-Specific Factors
•
the risks and uncertainties associated with our insurance reserves, as outlined in the Critical Accounting Estimates and the Reserves — Estimates and Uncertainties section of our Annual Report on Form 10-K, including the sufficiency of the reserves and the possibility of future increases, which would be reflected in the results of operations in the period that the need for such adjustment is determined;

•
the risk that the other parties to the transactions in which, subject to certain limitations, we ceded our legacy A&EP and excess workers’ compensation (“EWC”) liabilities, respectively, will not fully perform their respective obligations to CNA, the uncertainty in estimating loss reserves for A&EP and EWC liabilities and the possible continued exposure of CNA to liabilities for A&EP and EWC claims that are not covered under the terms of the respective transactions; and

•
the performance of reinsurance companies under reinsurance contracts with us.

Industry and General Market Factors
•
general economic and business conditions, including potential recessionary conditions that may decrease the size and number of our insurance customers and create losses in our lines of business, and inflationary pressures on medical care costs, construction costs and other economic sectors;

•
the effect of changes in tariffs, as well as significant uncertainty surrounding U.S. tariff policy generally, may adversely impact the economic environment, inflation expectations and certain loss costs (that would increase the cost of claims) and may result in decreases in the size and number of our insurance customers, in addition to potentially adversely affecting the performance of our investments;

•
the effects of social inflation, including frequency of nuclear verdicts and increased litigation activity, on the severity of claims;

•
the effects on the frequency of claims of reviver statutes that extend, or eliminate, the statute of limitations for the reporting of claims, including statutes passed in certain states with respect to sexual abuse;

•
the impact of competitive products, policies and pricing and the competitive environment in which we operate, including changes in our book of business;

S-iii

•
product and policy availability and demand and market responses, including the level of ability to obtain rate increases;

•
the COVID-19 pandemic, other potential pandemics and related measures to mitigate the spread of the foregoing may continue to result in increased claims and related litigation risk across our enterprise;

•
conditions in the capital and credit markets, including uncertainty and instability in these markets, as well as the overall economy, and their impact on the returns, types, liquidity and valuation of our investments;

•
conditions in the capital and credit markets that may limit our ability to raise significant amounts of capital on favorable terms or at all; and

•
the possibility of changes in our ratings by ratings agencies, including the inability to access certain markets or distribution channels and the required collateralization of future payment obligations as a result of such changes, and changes in rating agency policies and practices.

Regulatory, Legal and Operational Factors
•
regulatory and legal initiatives and compliance with governmental regulations and other legal requirements, which are increasing in complexity and number, change frequently, sometimes conflict, and could expose us to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution in one or more jurisdictions, including regulations related to cybersecurity protocols (which continue to evolve in breadth, sophistication and maturity in response to an ever-evolving threat landscape) or utilization of artificial intelligence, legal inquiries by state authorities, judicial interpretations within the regulatory framework, including interpretation of policy provisions, decisions regarding coverage and theories of liability, legislative actions that increase claimant activity, including those revising applicability of statutes of limitations, trends in litigation and the outcome of any litigation involving us and rulings and changes in tax laws and regulations;

•
regulatory limitations, impositions and restrictions upon us, including with respect to our ability to increase premium rates, and the effects of assessments and other surcharges for guaranty funds and second-injury funds, other mandatory pooling arrangements and future assessments levied on insurance companies;

•
regulatory limitations and restrictions, including limitations upon our ability to receive dividends from our insurance subsidiaries, imposed by regulatory authorities, including regulatory capital adequacy standards;

•
breaches of our or our vendors’ data security infrastructure resulting in unauthorized access to systems and information, and/or interruption of operations; and

•
regulatory and legal implications relating to the sophisticated cyber incident we sustained in March 2021, or any future cyber incidents, that may arise.

Impact of Natural and Man-Made Disasters and Mass Tort Claims
•
weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, natural disasters such as hurricanes, tornados and earthquakes, as well as climate change, including effects on global weather patterns, greenhouse gases, sea, land and air temperatures, sea levels, wildfires, rain, hail and snow;

•
regulatory requirements imposed by coastal state regulators in the wake of hurricanes or other natural disasters, including limitations on the ability to exit markets or to non-renew, cancel or change terms and conditions in policies, as well as mandatory assessments to fund any shortfalls arising from the inability of quasi-governmental insurers to pay claims;

•
man-made disasters, including the possible occurrence of terrorist attacks, the unpredictability of the nature, targets, severity or frequency of such events, and the effect of the absence or insufficiency of applicable terrorism legislation on coverages;

•
the occurrence of epidemics and pandemics; and

S-iv

•
mass tort claims, including those related to exposure to potentially harmful products or substances such as glyphosate, lead paint, per- and polyfluoroalkyl substances and opioids, sexual abuse and molestation claims and claims arising from changes that repeal or weaken tort reforms.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date of the statement, even if our expectations or any related events or circumstances change.

S-v

SUMMARY
The CNA Companies
We are a global insurance organization serving businesses with a broad range of commercial insurance products, including property and casualty, surety and insurance-related services. We serve a wide variety of customers, including small, medium and large businesses, insurance companies, associations, professionals, and other groups with a broad range of commercial products and services. Our core insurance products primarily include commercial property and casualty coverages, including surety. Our services include warranty, risk management information services and claims administration. Our products and services are primarily marketed through independent agents, brokers and managing general underwriters.
We are one of the largest commercial insurance companies in the United States with an established market position across a diverse range of specialty and standard insurance products for commercial clients. Our common stock is listed on the New York Stock Exchange and the NYSE Texas. The trading symbol for our common stock is “CNA.” As of June 30, 2025, Loews Corporation (“Loews”) owned approximately 92% of our outstanding common stock.
We were incorporated as a Delaware corporation in 1967. Our principal subsidiary is The Continental Corporation, incorporated in 1968, which is the holding company of Continental Casualty Company (“CCC”), incorporated in 1897. CCC’s significant subsidiaries are Western Surety Company (“WSC”) which was incorporated in 1900 and The Continental Insurance Company (“CIC”) which was incorporated in 1853.
Our principal business is property and casualty insurance. CCC, WSC, CIC and each of their property and casualty insurance affiliates generally conduct our property and casualty insurance operations, including surety. Our Life & Group insurance operation primarily includes long term care business that is in run-off. The principal market for insurance products offered by us is the United States, with a strong and expanding market presence in Canada and Europe.

The Offering
The following contains a general summary of the terms of the notes. It may not include all the information that is important to you. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.
Issuer
CNA Financial Corporation
Notes Offered
$        aggregate principal amount of    % Notes due 20   .
Maturity Date
       , 20   .
Coupon
      % per year.
Interest Payment Dates
        and         of each year, beginning          , 2026. Interest will accrue from and including          , 2025.
Ranking
The notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with all our other unsubordinated debt. The notes will be structurally subordinated to the debt and other liabilities of our subsidiaries. See “Description of Notes.”
Optional Redemption
We may redeem some or all of the notes at any time at the applicable redemption price discussed under the caption “Description of Notes — Optional Redemption.”
Form and Denomination
The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Further Issues
We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities having the same ranking and the same interest rate, maturity and other terms of the notes offered hereby except for the public offering price and issue date and, in some cases, the first interest payment date. See “Description of Notes — Further Issuances.”
Use of Proceeds
We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $      million.
We intend to use the net proceeds, along with cash on hand, to redeem, repurchase, repay or otherwise retire the $500 million outstanding aggregate principal amount of our 4.500% senior notes due March 1, 2026 (the “2026 Notes”). See “Use of Proceeds.”
No Listing of the Notes
We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system.
Conflicts of Interest
Certain of the underwriters or their respective affiliates may be holders of our 2026 Notes, which we intend to redeem, repurchase, repay or otherwise retire with the net proceeds of this offering. In the event that any of the underwriters, together with their respective affiliates, owns any of our 2026 Notes and receive at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA Rule 5121”). However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Trustee
U.S. Bank Trust Company, National Association.
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be carefully considered before investing in the notes.

RISK FACTORS
Our business faces significant risks. The risks described below and in our Annual Report on Form 10-K may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. You should carefully consider and evaluate all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors listed below, before deciding whether to invest in our notes.
General Risks
Loews owns a majority of our common stock and has the power to elect our board of directors and influence our affairs.
As of June 30, 2025, Loews beneficially owned approximately 92% of our outstanding common stock. As a result, Loews has the ability to elect our entire board of directors and determine the outcome of other matters submitted to our shareholders, such as the approval of significant transactions, and otherwise to influence our affairs.
Risks Related to the Notes
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.
Ratings of the notes may not reflect all risks of an investment in the notes.
We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. A debt rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. Additionally, ratings may be lowered or withdrawn in their entirety at any time. Any downgrade or anticipated downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes.
The notes and indenture, as supplemented, governing the notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.
We are not restricted under the terms of the indenture governing the notes or the notes from incurring additional indebtedness. The terms of the indenture limit our ability to secure additional debt without also securing the notes. However, this limitation is subject to numerous exceptions. See “Description of the Debt Securities” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common shares or preferred shares, if any, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.
Our financial performance and other factors could adversely impact our ability to make payments on the notes.
Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The notes will be unsecured and effectively subordinated to our secured debt because, in certain circumstances, the holders of secured debt will be entitled to proceed against the collateral securing such debt and only the proceeds of such collateral in excess of the secured debt will be available for payment of our unsecured debt, including the notes.
The notes will not be secured by any of our assets. As of June 30, 2025, we did not have any significant secured debt outstanding. The holders of any secured debt that we may have may foreclose on our assets securing our debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. The holders of any secured debt that we may have would also have priority over unsecured creditors in the event of our liquidation. In the event of our bankruptcy, liquidation or a similar proceeding, any holders of our secured debt would be entitled to proceed against their collateral, and that collateral will not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively subordinated to any existing and future secured debt that we may have.
The notes are structurally subordinated to the liabilities of our subsidiaries, which may reduce our ability to use the assets of our subsidiaries to make payments on the notes.
The notes are not guaranteed by our subsidiaries and therefore the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceeding of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us. As of June 30, 2025, our subsidiaries had approximately $55.3 billion of existing liabilities.
Our ability to service debt, including the notes, is in large part dependent upon the results of operations of our subsidiaries.
CNA Financial Corporation is a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. In addition, our subsidiaries account for substantially all of our revenues and net income. Accordingly, our cash flow and our ability to service debt, including the notes, is in large part dependent upon the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash (whether in the form of dividends, loans or otherwise) to pay amounts due in respect of our obligations, to pay any amounts due on the notes or to make any funds available to pay such amounts. Our subsidiaries are not obligated to make funds available to us for payment of the notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. Further, dividends, loans and other distributions from certain of our subsidiaries to us are (i) subject to regulatory restrictions, including minimum net capital requirements, (ii) contingent upon results of operations of such subsidiaries and (iii) subject to various business considerations. Because we depend on the cash flow of our subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.
An active trading market may not develop for the notes, which could adversely affect the price of the notes in the secondary market and your ability to resell the notes should you desire to do so.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the notes may not develop, in which case the market price and liquidity of the notes may be adversely affected.
In addition, you may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:
•
our operating performance, financial condition and credit rating;

•
our prospects or the prospects for companies in our industry generally;

•
the interest of securities dealers in making a market in the notes;

•
the market for similar securities;

•
prevailing interest rates; and

•
the risk factors described in Item 1A of our Annual Report on Form 10-K.

We have been advised by the underwriters that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market-making at any time without providing any notice.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $       million. We intend to use the net proceeds, along with cash on hand, to redeem, repurchase, repay or otherwise retire the $500 million outstanding aggregate principal amount of our 2026 Notes. Pending such application, we intend to invest the net proceeds of this offering in short term interest-bearing securities.
Certain of the underwriters or their respective affiliates may be holders of our 2026 Notes, which we intend to redeem, repurchase, repay or otherwise retire with a portion of the net proceeds of this offering. In the event that any of the underwriters, together with their respective affiliates, owns any of our 2026 Notes and receive at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table shows our cash and capitalization as of June 30, 2025:
•
on a historical basis; and

•
as adjusted to give effect to this offering and the use of the net proceeds therefrom as discussed under “Use of Proceeds” herein.

You should read this table in conjunction with our consolidated financial statements and related notes which are incorporated by reference in this prospectus supplement.
	June 30, 2025
	Actual	As Adjusted
	(in millions)
Cash	$373	$
Short-term debt:
2026 Notes	$500	$
Long-term debt (net of unamortized discount):
Senior notes:
3.450%, face amount of $500, due August 15, 2027	499
3.900%, face amount of $500, due May 1, 2029	498
2.050%, face amount of $500, due August 15, 2030	497
5.500%, face amount of $500, due June 15, 2033	491
5.125%, face amount of $500, due February 15, 2034	490
%, face amount of $ , due , 20 , offered hereby	—
Total long-term debt	$2,475	$
Stockholders’ Equity:
Common stock ($2.50 par value per share; 500,000,000 shares authorized; 273,040,243 shares issued; 270,628,038 shares outstanding)	$683	$
Additional paid-in capital	2,213
Retained earnings	9,460
Accumulated other comprehensive loss	(1,586)
Treasury stock (2,412,205 shares), at cost	(109)
Total CNA stockholders’ equity	10,661
Total capitalization	$13,636	$

DESCRIPTION OF NOTES
The following description of the notes supplements the more general “Description of the Debt Securities” and “Securities to be Offered” that appear in the accompanying prospectus. If there are any inconsistencies between this section and the prospectus, you should rely upon the information in this section. In this section, the terms “we,” “our,” and “us” refer solely to CNA Financial Corporation and its successors under the indenture and not to any of its subsidiaries.
General
We are issuing the notes pursuant to an indenture, dated March 1, 1991, between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as original trustee, as supplemented by a first supplemental indenture, dated as of October 15, 1993, by a second supplemental indenture, dated as of December 15, 2004, and by a third supplemental indenture, dated February 24, 2016, by and among us, the original trustee and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association. The indenture, as supplemented, governing the senior debt securities is referred to in this prospectus supplement as the “indenture.” You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture.
The notes will comprise a separate series of debt securities under the indenture. The indenture does not limit the aggregate principal amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series. We may, from time to time, without the consent of the holders of notes, reopen the notes and issue additional notes or issue additional series of securities under the indenture.
The notes will be issued in registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Principal Amount; Maturity and Interest
We will issue $       in aggregate principal amount of our    % notes due 20  . The notes will bear interest at the rate of       % per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
We will make interest payments on the notes semi-annually on        and        of each year, beginning            , 2026, to the holders of record at the close of business on the preceding        and            , respectively, until the principal amount has been paid or made available for payment.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date falls on a day that is not a business day, the interest payment shall be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date.
The notes are not subject to any sinking fund provision. We may buy notes in the open market or otherwise, but we make no assurance as to the existence or liquidity of any trading market for the notes. If the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the maturity date.
Priority
The notes represent our direct, unsecured and unsubordinated debt and will rank equally with our current and future direct, unsecured and unsubordinated indebtedness. Because we are a holding company, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of June 30, 2025 were approximately $55.3 billion. The notes will be effectively subordinated to all our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of June 30, 2025, without giving effect to this offering or the use of proceeds therefrom, we had approximately $3.0 billion of indebtedness that would have ranked pari passu with the notes, none of which was secured.
Further Issuances
We may from time to time, without the consent of the holders of the notes, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the public offering price and issue date and, in some cases, the first interest payment date or certain other terms. Any such additional debt securities will, together with the then outstanding notes, constitute a single class of notes under the indenture, and as such will vote together on matters under the indenture.
Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal (expressed as a percentage of principal amount and rounded to three decimal places) to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus       basis points less (b) interest accrued to the date of redemption, and

(ii)
100% of the principal amount of the notes being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the date of redemption.
On or after the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption.
“Par Call Date” means            , 20   (the date that is       months prior to the maturity date of the notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date, of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary. DTC’s current practice in the case of a partial redemption is to determine by random lottery the amount of interest of each direct participant in notes to be redeemed. In the case of a partial redemption when the Notes are not held by DTC (or another depositary), selection of the Notes for redemption will be made in accordance with the policies and procedures of the Trustee.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Covenants
In addition to the covenants set forth in the accompanying prospectus under “Description of the Debt Securities,” the notes provide:
Negative Pledge.   Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the notes limit our ability to pledge some of these securities. The notes will provide that we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:
•
the voting securities of The Continental Corporation, CCC, WSC, CIC or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the “significant subsidiaries” or

•
the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the significant subsidiaries, without making effective provision so that the outstanding notes will be secured equally and ratably with the indebtedness so secured so long as such other indebtedness shall be secured.

For purposes of the negative pledge, the notes provide that “subsidiary” means any corporation, partnership or other entity of which at the time of determination we or one or more other subsidiaries own directly or indirectly more than 50% of the outstanding shares of the voting stock or equivalent interest, and “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Neither the indenture nor the notes contain any covenant which would limit a recapitalization transaction, a change of control of CNA Financial Corporation or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or sale or conveyance of our assets substantially as an entirety, and then only to the extent set forth in the indenture. See “Description of the Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus.
Consolidation, Merger and Sale of Assets
The limitations on consolidation, merger and sale or conveyance of all or substantially all of our assets contained in the indenture described under “Description of the Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus will apply to the notes.
Events of Default
The events of default contained in the indenture described under “Description of the Debt Securities — Events of Default” in the accompanying prospectus will apply to the notes.
Because the applicable threshold amount of indebtedness, the acceleration of which would give rise to an event of default under the indenture, is lower for certain series of senior indebtedness previously issued under the indenture, the acceleration of any outstanding indebtedness of ours may constitute an event of default with respect to one or more of such previously issued series but may not constitute an event of default under the terms of the notes.
Modification
The modification and amendment provisions of the indenture described under “Description of the Debt Securities — Modification of the Indentures” in the accompanying prospectus will apply to the notes.
Defeasance
The defeasance and covenant defeasance provisions of the indenture described under “Description of the Debt Securities — Defeasance” in the accompanying prospectus will apply to the notes.
The Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association will act as trustee in respect of the notes. The trustee in its individual or any other capacity may become the owner or pledgee of notes and may otherwise deal with us or our affiliates with the same rights it would have if it were not the trustee provided it complies with the terms of the indenture. CNA Financial Corporation and its subsidiaries and the trustee may engage in normal and customary banking transactions from time to time.
Book-Entry Delivery and Settlement
The Global Notes
The notes initially will be represented by one or more fully registered global notes, without interest coupons, and will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “— Certain Book-Entry Procedures for the Global Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.
Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.
The notes may be presented for registration of transfer and exchange at the offices of the trustee.
Certain Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
DTC
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The rules applicable to DTC are on file with the SEC.
Clearstream Banking S.A.
Clearstream has advised us that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, and may include the underwriters. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear Bank SA/NV
Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
Book-Entry Procedures
We expect that, pursuant to procedures established by DTC:
•
upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in that global note; and

•
ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and by Direct Participants and indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that some purchasers of notes take physical delivery of those notes in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical note in respect of that interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global note (i) will not be entitled to have the notes represented by that global note registered in their names, (ii) will not receive or be entitled to receive physical delivery of certificated notes and (iii) will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a Direct Participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.
Payments with respect to the principal of and interest on a global note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the Direct Participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the Direct Participants and indirect participants and not of DTC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Direct Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same-Day Settlement and Payment
We will make payments in respect of the notes represented by the global notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal and interest with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream from a sale of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

None of CNA Financial Corporation and its subsidiaries, any underwriter, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records.

MATERIAL U.S. INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed Treasury regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service (the “IRS”), all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.
The following discussion does not purport to be a complete analysis of all the potential U.S. federal income tax effects relating to the purchase, ownership and disposition of the notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under section 451(b) of the Code, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, owners of the notes offered hereby or investors in pass-through entities, including partnerships and Subchapter S corporations that invest in our notes. In addition, this discussion is limited to holders who are the initial purchasers of the notes at their original issue price and hold the notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate, gift or alternative minimum tax laws, any foreign tax laws or any tax treaties.
The following discussion of certain U.S. federal income tax considerations is for general information only. Accordingly, all prospective holders of our notes should consult their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our notes.
U.S. Holders
The term “U.S. holder” means a holder or beneficial owner of a note that is:
•
an individual who is a citizen of the United States or who is a resident of the United States for U.S. federal income tax purposes;

•
a corporation or other entity taxable for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement classified as a partnership for U.S. tax purposes holds the notes, the tax treatment of the partnership and each partner will depend on the activities of the partnership and the activities of the partner. Such partnerships acquiring notes, and partners in such partnerships, should consult their own tax advisors.
Taxation of Interest
We do not expect to issue the notes with more than a de minimis amount of original issue discount (“OID”), and the following discussion assumes that the notes are not issued with OID. Accordingly, payments of stated interest on a note will generally be includable in income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement or other Taxable Disposition of a Note
A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a note is attributable to accrued interest on the note not previously included in income, which amount will be taxable as ordinary income, and (ii) the holder’s adjusted tax basis in the note. A U.S. holder’s initial tax basis in a note will generally equal the cost of the note to such U.S. holder.
Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the note has been held by the holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. All taxpayers are subject to certain limitations on the deductibility of their capital losses.
Information Reporting and Backup Withholding
U.S. holders of notes, except for certain exempt recipients, will generally be subject to information reporting and backup withholding on payments of interest, principal, gross proceeds from a disposition of notes and redemption premium, if any. However, backup withholding generally applies only if the U.S. holder:
•
fails to furnish or furnishes an incorrect social security or other taxpayer identification number within a reasonable time after a request for such information;

•
fails to report interest properly; or

•
fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is its correct number and that the U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder timely furnishes the required information to the IRS. U.S. holders of notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. In addition, we note that the failure by a U.S. person to furnish a valid taxpayer identification number or other documentation may, in certain cases, result in withholding under the FATCA rules discussed below.
We will furnish annually to the IRS, and to record holders of the notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the notes.
Net Investment Income
A 3.8% tax is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over a certain threshold and on a portion or all of the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.
Non-U.S. Holders
The following summary is limited to the U.S. federal income tax consequences relevant to a holder or beneficial owner of a note who is neither a U.S. holder nor treated as a partnership for U.S. federal income tax purposes (a “non-U.S. holder”).

Taxation of Interest
Subject to the rules regarding backup withholding and FATCA described below, payments of interest on a note to any non-U.S. holder generally will not be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the notes receives a required certification from the non-U.S. holder and the holder is not:
•
an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•
a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•
a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; or

•
receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment).

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E, as appropriate (or the appropriate successor form of either) under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, if the non-U.S. holder holds notes through certain intermediaries, such as banks, security clearing organizations, other financial institutions and pass-through entities, the certification requirements of applicable Treasury regulations with respect to the use of such intermediaries are satisfied.
A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, or a lower applicable treaty rate, on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.
If the payments of interest on a note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, are attributable to a permanent establishment), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% (or a lower applicable treaty rate) branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.
In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN, Form W-8BEN-E or Form W-8ECI. Under Treasury regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.
Non-U.S. holders should consult their tax advisors regarding the application of the rules described above to their specific circumstances, including the application of income tax treaties, which may provide for a lower rate of U.S. withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.
Sale, Exchange or Disposition
Subject to the rules regarding backup withholding and FATCA described below, any gain realized by a non-U.S. holder on the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income tax, unless:
•
such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Proceeds from the disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.
Information Reporting and Backup Withholding
Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.
Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification that the holder is not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of the notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting, but not backup withholding, on the payment unless the broker has actual knowledge that the payee is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability provided such holder timely furnishes the required information to the IRS.
FATCA
Pursuant Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder, commonly referred to as “FATCA”, payments to foreign financial institutions and certain other foreign entities of interest on debt obligations of a U.S. issuer such as the notes will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, which requirements may be modified in many cases by certain inter-governmental agreements. If an amount in respect of U.S. withholding tax were to be withheld from interest payments on any notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither we nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, holders may receive less interest than expected. Holders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS
General Fiduciary Matters
The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code and entities whose underlying assets include plan assets by reason of such an employee benefit plan or plan’s investment in such entities (each of the foregoing, a “Plan”) and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans.
In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the notes satisfies these requirements.
Prohibited Transactions
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Plan. Certain employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of Title I of ERISA or Section 4975 of the Code, but may be subject to federal, state, local or other laws that are similar to such provisions of ERISA or the Code (“Similar Laws”). The acquisition or holding of the notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if we or the underwriters or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan, including, but not limited to, receiving fees or other compensation as a result of a Plan’s acquisition of the notes. Accordingly, neither we nor the underwriters are undertaking to provide investment advice, or will provide advice in a fiduciary capacity, in connection with the acquisition and holding of any of the notes by any Plan.
Certain exemptions from the prohibited transaction rules may be applicable to the acquisition and holding of notes by a Plan. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Plan or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any exemption will be available with respect to any particular transaction involving the notes, and prospective purchasers should consult with their legal advisors regarding the applicability of any such exemption.
Representations
By acquiring a note (or interest therein), each purchaser and transferee (and, if the purchaser or transferee is, or is using the assets of, a Plan or other plan, its fiduciary) is deemed to represent and warrant that either (a) it is not a Plan or a plan subject to Similar Laws and is not acquiring the note or any interest in the note on behalf of or with the assets of a Plan or a plan subject to Similar Laws; or (b) the acquisition and holding of the note (or interest therein) will not give rise to (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchaser’s or transferee’s acquisition and holding of the note or any interest in the note qualifies for an available prohibited transaction exemption, all of the conditions of which are satisfied, or (ii) a violation of Similar Laws. Any purported purchase or transfer of the notes by or to a purchaser or transferee that does not comply with the foregoing requirements shall be null and void ab initio.
This summary is general in nature and does not address every issue pertaining to ERISA, the Code, or Similar Laws that may be applicable to us, the notes or a particular investor. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or Similar Laws, each prospective investor should consult with their legal counsel in order to understand the issues relating to ERISA, the Code, or Similar Laws that affect or may affect the investor with respect to this investment. This offer is not a representation by us or the underwriters that an acquisition and/or holding of the notes meets any or all legal requirements applicable to investments by Plans, other plans or entities whose underlying assets include the assets of any of the foregoing or that such an investment is appropriate for any particular Plan, other plan or entity whose underlying assets include the assets of any of the foregoing.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions set forth in the underwriting agreement dated         , 2025 among us and the underwriters, for which Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives, the underwriters have severally and not jointly agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of the notes set forth opposite the name of each underwriter:
Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
U.S. Bancorp Investments, Inc.
Total	$
Under the terms and conditions of the underwriting agreement, if the underwriters take any of the notes, then they are obligated to take and pay for all the notes.
The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they have no obligation to do so and may discontinue market-making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.
The underwriters initially propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of        % of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of        % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes.
Our expenses associated with this offering, to be paid by us, excluding the underwriting discount, are estimated to be approximately $         million.
Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, including Loews, for which they received or will receive customary fees and expenses. In addition, as part of our investment activities, we regularly buy and sell securities through certain of the underwriters or their respective affiliates based upon customary terms and conditions and fees. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
We intend to use a portion of the net proceeds from this offering to redeem, repurchase, repay or otherwise retire the 2026 Notes. In the event that any of the underwriters, together with their respective affiliates, owns any of our 2026 Notes and receive at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.
Delayed Settlement
We expect that delivery of the notes will be made against payment therefore on or about         , 2025, which is         business days following the date of pricing of the notes (this settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade their notes on any date prior to the business day immediately preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade their notes on any date prior to the business day immediately preceding the settlement date should consult their own advisor.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, which we refer to as MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU, as amended, which we refer to as the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, which we refer to as the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we refer to as the FSMA), in connection with the issue or sale of the notes, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21 of the FSMA does not apply to us.
Anything done in relation to the notes in, from or otherwise involving the United Kingdom (“UK”), has been, and may only be done, in compliance with all applicable provisions of the FSMA.
In addition, in the UK, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the Financial Promotion Order or (ii) who are high net worth companies (or other persons to whom it may be lawfully communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, the notes, or any investment or investment activity to which this prospectus supplement relates, are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.
This prospectus supplement has not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commissions and the Companies Registry of Hong Kong and neither had it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, may not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and where applicable Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

i.
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

ii.
(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(c) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(c) of the SFA;

iii.
where no consideration is or will be given for the transfer;

iv.
where the transfer is by operation of law;

v.
as specified in Section 276(7) of the SFA; or

vi.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
The validity of the notes will be passed upon for us by Willkie Farr & Gallagher LLP, Chicago, Illinois. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from CNA’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of CNA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and the related financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
CNA Financial Corporation

Senior Debt Securities
Subordinated Debt Securities
Subordinated Junior Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Purchase Units

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.
We may offer, from time to time, the securities described in this prospectus separately or together in any combination.
We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.
Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol “CNA.”
Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 12, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, over time, offer and sell any combination of any series of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units described in this prospectus in one or more offerings. In this prospectus, we will refer to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units collectively as the “securities.” This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before purchasing any securities.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to:
•
“CNAF,” “we,” “us,” “our” and similar references mean CNA Financial Corporation; and

•
the “CNA Companies” and the “Company” mean CNA Financial Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website located at http://www.sec.gov and on the investor relations pages of our website located at http://www.cna.com.
The SEC allows us to disclose certain information to you in this prospectus by referring you to documents previously filed with the SEC that include such information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).
•
Our Annual Report on Form 10-K for the year ended December 31, 2024;

•
The portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023; and

•
The description of our common stock contained in Amendment No. 2 to our Registration Statement on Form 8-A/A filed with the SEC on April 14, 2010 under Section 12(b) of the Securities Exchange Act of 1934.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Office of the General Counsel
CNA Financial Corporation
151 N. Franklin Street
Chicago, Illinois 60606
(312) 822-5000
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
THE CNA COMPANIES
We are a global insurance organization serving businesses with a broad range of commercial insurance products, including property and casualty, surety and insurance-related services. We serve a wide variety of customers, including small, medium and large businesses, insurance companies, associations, professionals, and other groups with a broad range of commercial products and services. Our core insurance products primarily include commercial property and casualty coverages, including surety. Our services include warranty, risk management information services and claims administration. Our products and services are primarily marketed through independent agents, brokers and managing general underwriters.
We are one of the largest commercial insurance companies in the United States with an established market position across a diverse range of specialty and standard insurance products for commercial clients. Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The trading symbol for our common stock is “CNA.” As of December 31, 2024, Loews Corporation (“Loews”) owned approximately 92% of our outstanding common stock.
We were incorporated as a Delaware corporation in 1967. Our principal subsidiary is The Continental Corporation, incorporated in 1968, which is the holding company of Continental Casualty Company (“CCC”), incorporated in 1897. CCC’s significant subsidiaries are Western Surety Company (“WSC”), which was incorporated in 1900, and The Continental Insurance Company (“CIC”), which was incorporated in 1853.
Our principal business is property and casualty insurance. CCC, WSC, CIC and each of their property and casualty insurance affiliates generally conduct our property and casualty insurance operations, including surety. Our Life & Group insurance operation primarily includes long term care business that is in run-off. The principal market for insurance products offered by us is the United States, with a strong and expanding market presence in Canada and Europe.
Our headquarters are located at 151 N. Franklin Street, Chicago, Illinois 60606 and our telephone number is (312) 822-5000.
FORWARD-LOOKING STATEMENTS
This prospectus, the documents that we incorporate by reference in this prospectus and any related prospectus supplement may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, including under the headings “Risk Factors” and “Forward-Looking Statements,” as updated by our other SEC filings filed after such Annual Report. You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus and any related prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.
RISK FACTORS
Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, as updated by our other SEC filings filed after such Annual Report, as well as any risks described in any applicable prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.
USE OF PROCEEDS
Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus will be added to our general funds and used for general corporate purposes which may include, but are not limited to, prepayment of other debt and capital contributions to our subsidiaries to support such subsidiaries’ operations.
SECURITIES TO BE OFFERED
Securities to be offered
The following types of securities may be offered and sold from time to time under this prospectus:
(1)
our senior debt securities;

(2)
our subordinated debt securities, which together with the senior debt securities, are collectively referred to in this prospectus as the “debt securities”;

(3)
our subordinated junior debt securities, which are referred to in this prospectus as the “junior debt securities”;

(4)
shares of our common stock, par value $2.50 per share;

(5)
shares of our preferred stock, no par value, which may be represented by depositary shares;

(6)
warrants to purchase our debt securities, junior debt securities, common stock, preferred stock or depositary shares;

(7)
purchase contracts to purchase any of our debt securities, junior debt securities, common stock, preferred stock, depositary shares or warrants, which are collectively referred to in this prospectus as the “purchase contract securities”; and

(8)
purchase units, each representing ownership of a purchase contract and any of (x) our debt securities or junior debt securities and/or (y) debt obligations of third parties, including treasury bonds and similar obligations of the United States, securing the holder’s obligations to purchase the applicable purchase contract securities under the purchase contract.

Any of the securities may be offered and sold in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and set forth in a prospectus supplement. The securities offered pursuant to this prospectus may be sold for U.S. dollars, foreign denominated currency or currency units. Similarly, the amounts payable by us as dividends, interest, principal or other distributions also may be payable in U.S. dollars, foreign denominated currency or currency units. Debt securities and junior debt securities may consist of debentures, notes or other evidences of indebtedness. We will describe all of these terms in the prospectus supplement relating to the applicable offering.
You should read the summaries below of the securities offered pursuant to this prospectus, as well as the description of the particular securities in any applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES
The debt securities will consist of notes, debentures or other evidences of indebtedness. Debt securities may be issued from time to time in one or more series. The senior debt securities will be issued under an indenture, dated March 1, 1991, between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as trustee, as supplemented by a first supplemental indenture, dated as of October 15, 1993, by a second supplemental indenture, dated as of December 15, 2004 and by a third supplemental indenture, dated as of February 24, 2016, among us, The Bank of New York Mellon Trust Company, N.A., as first trustee, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as separate trustee. The indenture, as supplemented, governing the senior debt securities is referred to in this prospectus as the “senior indenture.” The subordinated debt securities will be issued under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture governing the subordinated debt is referred to in this prospectus as the “subordinated indenture,” and the senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and individually as the “indenture.” References hereinafter to “trustee” are collectively references to U.S. Bank Trust Company, National Association, in its capacity as trustee under the senior indenture, and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the subordinated indenture.
Each of the indentures has been qualified under the Trust Indenture Act of 1939 and is subject to that Act. Copies of the senior indenture and the form of the subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the indentures and the debt securities. Because it is only a summary, it does not contain all of the details found in the full text of the debt securities and the indentures, including the definitions of certain terms used in the description of the debt securities in this prospectus, and other terms that are made a part of the indentures by the Trust Indenture Act of 1939.
The indentures are substantially identical except for provisions relating to subordination. Any debt securities offered by this prospectus and any accompanying prospectus supplement are referred to herein as the “offered debt securities.”
General
The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies. Offered debt securities may be sold at par, a premium or an original issue discount. Offered debt securities sold at an original issue discount may bear no interest or interest at a below market rate. The specific terms of a series of offered debt securities will be established in or pursuant to a resolution of our board of directors and/or in one or more supplemental indentures. Pursuant to the indentures, we can establish different rights with respect to each series of debt securities issued under the indentures.
The applicable prospectus supplement may, to the extent applicable, provide information for the following terms of the offered debt securities to the extent such terms are applicable to such offered debt securities:
•
the title of such offered debt securities and the particular series thereof;

•
any limit on the aggregate principal amount of such offered debt securities;

•
whether such offered debt securities will be senior or subordinated;

•
whether such offered debt securities are to be issuable in registered form, referred to in this prospectus as “registered securities,” or bearer form, referred to in this prospectus as “bearer securities,” or both, whether any of such offered debt securities are to be issuable initially in temporary global form and whether any of such offered debt securities are to be issuable in permanent global form, all of which are referred to in this prospectus as “global securities”;

•
the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which such offered debt securities will be issued;

•
the date or dates on which such offered debt securities will mature;

•
the interest rate or rates per annum for the offered debt securities, or the formula by which such interest rate or rates shall be determined for the offered debt securities, the dates from which any such interest on the offered debt securities will accrue and the circumstances, if any, under which we may reset such interest rate or interest rate formula;

•
the interest payment dates on which any such interest on such offered debt securities will be payable, the regular record date for any interest payable on such offered debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which any interest payable on global securities on an interest payment date will be paid if other than in the manner described below under “Global Securities”;

•
the person to whom interest on any registered securities of such series will be payable, if other than the person in whose name such offered debt securities (or one or more predecessor offered debt securities) is registered at the close of business on the regular record date for such payment, and the manner in which, or the person to whom, any interest on any bearer securities of such series will be payable, if otherwise than upon presentation and surrender of the coupons thereto;

•
if other than the principal amount of such offered debt securities, the portion of the principal amount of such offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•
any mandatory or optional sinking fund or analogous provisions;

•
each office or agency where, subject to the terms of the applicable indenture as described below under “Payments and Paying Agents,” the principal of any interest on such offered debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture as described below under “Denominations, Registration and Transfer,” such offered debt securities may be presented for registration of transfer or exchange;

•
the date, if any, after which and the price or prices at which, such offered debt securities may be redeemed, pursuant to any optional or mandatory redemption provisions, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•
the denominations in which such offered debt securities which are registered securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denomination in which such offered debt securities which are bearer securities will be issuable, if other than denominations of U.S. $5,000;

•
the currency or currencies of payment of principal of and any premium and interest on such offered debt securities;

•
any index used to determine the amount of payments of principal or any interest on such debt securities different from those described herein;

•
the application, if any, of any restrictive covenants or events of default that are in addition to or different from those described herein;

•
the form of such offered debt securities; and

•
any other terms and provisions of such offered debt securities not inconsistent with the terms and provisions of the applicable indenture including, without limitation, any restrictive covenants which may be applicable to us for the benefit of the holders of such offered debt securities.

Any such prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to such offered debt securities. Offered debt securities of any series may be issued in one or more tranches as described in the applicable prospectus supplement.
If the purchase price of any of the offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities are payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be described in the applicable prospectus supplement.
Ranking and Subordination
Senior Debt Securities.
The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2024, we had approximately $3.0 billion aggregate principal amount of indebtedness for borrowed money which would rank pari passu with the senior debt securities, none of which was secured. The senior indenture does not limit the amount of debt, either secured or unsecured, that we may issue under the senior indenture or otherwise. Because we are a holding company, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of December 31, 2024 were approximately $53.0 billion. The senior debt securities will be effectively subordinated to all our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness.
Subordinated Debt Securities.
Indebtedness evidenced by the subordinated debt securities will be subordinated in right of payment, as set forth in the subordinated indenture, to the prior payment in full of all our existing and future senior indebtedness. Senior indebtedness is defined in the subordinated indenture as the principal of and interest on (including any interest that accrues after or would have accrued but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law, regardless of whether such interest is allowed or permitted to the holder of such debt against our bankruptcy or any other insolvency estate in such proceeding) and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refunds of any such debt. Amounts outstanding under any senior debt securities will be included in senior indebtedness. Excluded from the definition of senior indebtedness are the following: (a) any debt which expressly provides (i) that such debt shall not be senior in right of payment to the subordinated debt securities, or (ii) that such debt shall be subordinated to any of our other debt, unless such debt expressly provides that such debt shall be senior in right of payment to the subordinated debt securities; and (b) any of our debt in respect of the subordinated debt securities. As of December 31, 2024, we had approximately $3.0 billion aggregate principal amount of indebtedness for borrowed money which would rank senior to the subordinated debt securities and no borrowings which would rank junior or equal with the subordinated debt securities. Because we are a holding company, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of December 31, 2024 were approximately $53.0 billion.
By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets: (i) the holders of subordinated debt securities will be required to pay over their share of such distribution to the holders of senior indebtedness until such senior indebtedness is paid in full; and (ii) the holders of junior debt securities may recover less, ratably, than holders of senior indebtedness and holders of subordinated debt securities.
In the event that the subordinated debt securities are declared due and payable prior to their stated maturity by reason of the occurrence of an event of default, we are obligated to notify holders of senior indebtedness promptly of such acceleration. We may not pay the subordinated debt securities until 179 days have passed after such acceleration occurs and may thereafter pay the subordinated debt securities if the terms of the subordinated indenture otherwise permit payment at that time.
No payment of the principal, issue price plus accrued original issue discount (if any), redemption price, interest, if any, or any other amount payable with respect to any subordinated debt securities may be made, nor may we acquire any subordinated debt securities except as described in the subordinated indenture, if any default with respect to senior indebtedness occurs and is continuing that permits the acceleration of the maturity of the senior indebtedness and either such default is the subject of judicial proceedings or we receive notice of the default, unless:
•
179 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the senior indebtedness is cured or waived; and

•
the terms of the subordinated indenture otherwise permit the payment or acquisition of the subordinated debt securities at that time.

Denominations, Registration and Transfer
The offered debt securities will be issuable as registered securities, bearer securities or both. Offered debt securities may be issuable in the form of one or more global securities, as described below under “Global Securities.” Unless otherwise provided in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. Global securities will be issued in a denomination equal to the aggregate principal amount of outstanding offered debt securities represented by such global securities. The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denominations for these offered debt securities.
In connection with its original issuance, no bearer securities shall be mailed or otherwise delivered to any location in the United States (as defined below under “Limitations on Issuance of Bearer Securities”) and bearer securities may be delivered in connection with their original issuance only if the person entitled to receive such bearer securities furnishes written certification, in the form required by the applicable indenture, to the effect that such bearer securities are not being acquired by or on behalf of a United States person (as defined below under “Limitations on Issuance of Bearer Securities”), or, if a beneficial interest in such bearer securities is being acquired by or on behalf of a United States person, that such United States person is a financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that is purchasing for its own account or for the account of a customer and which agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.
Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if offered debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer securities surrendered in exchange for registered securities between a record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the registered securities issued in exchange for such bearer securities, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Except as provided in an applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities.
Offered debt securities may be presented for exchange as provided above, and registered securities (other than global securities) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar we designate or at the office of any transfer agent we designate for such purpose with respect to any series of offered debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be made when the security registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as the security registrar under the indentures. If a prospectus supplement refers to any transfer agent, in addition to the security registrar, we initially designate with respect to any series of offered debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. Exceptions to the prior sentence will occur if offered debt securities of a series are issuable only as registered securities. We will be required to maintain a transfer agent in each place of payment for such series. Similarly, if offered debt securities of a series are issuable as bearer securities, then we will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of offered debt securities.
In the event of any redemption, neither we nor the trustee shall be required to: (i) issue, register the transfer of or exchange offered debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing or electronic delivery of a notice of redemption of offered debt securities of that series selected to be redeemed and ending at the close of business (a) if offered debt securities of the series are issuable only as registered securities, the day of mailing or electronic delivery of the relevant notice of redemption, and (b) if offered debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if offered debt securities of that series are also issuable as registered securities and there is no publication, the mailing or electronic delivery of the relevant notice of redemption; (ii) register the transfer of or exchange any registered securities or portion thereof called for redemption, except the unredeemed portion of any registered securities being redeemed in part; or (iii) exchange any bearer securities called for redemption, except to exchange such bearer securities for registered securities of that series and like tenor which are immediately surrendered for redemption.
Payments and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any interest on registered securities (other than global securities) will be made at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable (subject to applicable laws and regulations) at the offices of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable (subject to applicable laws and regulations) at the offices of such paying agent or paying agents outside the United States as we may designate from time to time, except that, at our option, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. No payment with respect to any bearer securities will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained in the United States. Payments will not be made in respect of bearer securities or coupons relating to those bearer securities pursuant to presentation to us or our paying agents within the United States. Notwithstanding the foregoing, payment of principal of and any interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and we have delivered to the trustee an opinion of counsel to that effect.
Unless otherwise indicated in an applicable prospectus supplement, the principal office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to offered debt securities which are issuable solely as registered securities. Any paying agent outside the United States and any other paying agent in the United States that we initially designate for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if offered debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment of such series and, if offered debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in each place of payment for such series in the United States for payments with respect to any registered securities of such series (and for payments with respect to bearer securities of such series in the circumstances described above, but not otherwise), (ii) a paying agent in each place of payment located outside the United States where offered debt securities of such series and any coupons belonging thereto may be presented and surrendered for payment; provided that if the offered debt securities of such series are listed on The International Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for offered debt securities of such series, and (iii) a paying agent in each place of payment located outside the United States where (subject to applicable laws and regulations) registered securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us may be served.
All monies we pay to a paying agent for the payment of principal of and any interest on any offered debt securities that remains unclaimed for at least two years after such principal, premium, if any, or interest has become due and the payable will be repaid, at our request, to us. After this repayment, the holder of such offered debt securities or any coupon relating thereto will look only to us for payment thereof.
Global Securities
The offered debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual offered debt securities represented thereby, global securities may not be transferred except as a whole by the depositary for such global securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.
The specific terms of the depositary arrangement with respect to a series of offered debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.
Upon the issuance of global securities, the depositary for such global securities or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual offered debt securities represented by such global securities to the accounts of persons that have accounts with such depositary, who are referred to in this prospectus as “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to such offered debt securities or by us if such offered debt securities are offered and sold directly by us. Ownership of beneficial interests in global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in global securities.
So long as the depositary for global securities or its nominee is the registered owner of such global securities, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the offered debt securities represented by such global securities for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in global securities will not be entitled to have any of the individual offered debt securities of the series represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of any such offered debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
Payments of principal of and any premium and any interest on individual offered debt securities represented by global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global securities representing such offered debt securities. None of us, the trustee, any paying agent or the security registrar for such offered debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities for such offered debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of offered debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of permanent global securities representing any of such offered debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global securities for such offered debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If a depositary for a series of offered debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual offered debt securities of such series in exchange for the global securities representing such series of offered debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such offered debt securities, determine not to have any offered debt securities of such series represented by one or more global securities and, in such event, will issue individual offered debt securities of such series in exchange for the global securities representing such series of offered debt securities. Individual offered debt securities of such series so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples thereof.
Limitations on Issuance of Bearer Securities
In compliance with United States federal tax laws and regulations, bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to a United States person (each as defined below) other than to a qualifying foreign branch of a United States financial institution, and any underwriters, agents and dealers participating in the offering of offered debt securities must agree that they will not offer any bearer securities for sale or resale in the United States or to a United States person (other than to a qualifying foreign branch of a United States financial institution) or deliver bearer securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of bearer securities confirming that such purchaser represents that it is not a United States person or is a qualifying foreign branch of a United States financial institution and, if such person is a dealer, that it will send similar confirmations to purchasers from it. The term “qualifying foreign branch of a United States financial institution” means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165-12(c)(1)(v) that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder.
Bearer securities and any coupons relating thereto will bear a legend substantially to the following effect: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” Under Sections 165(j) and 1287(a) of the Internal Revenue Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on bearer securities and must treat as ordinary income, any gain realized on the sale or other disposition (including the receipt of principal) of bearer securities.

The term “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate or, for taxable years beginning before January 1, 1997, a trust the income of which is subject to United States federal income taxation regardless of its source or, for taxable years beginning after December 31, 1996, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. The term “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).
Defeasance
The indentures provide that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee for such series of debt securities in trust of money and/or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest, if any, on the debt securities of such series on the maturity of such payments in accordance with the terms of the applicable indenture and the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to such trustee an opinion of counsel (who may be our counsel) to the effect that (i) holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the debt securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.
The indentures provide that, if applicable, we may omit to comply with any additional restrictive covenants imposed on us in connection with the establishment of any series of debt securities and that clause (d) under “Events of Default” below with respect to such restrictive covenants and clause (e) under “Events of Default” shall not be deemed to be an event of default under the applicable indenture and the debt securities of any series, upon the deposit with the trustee under the applicable indenture, in trust of money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and each installment of interest, if any, on the debt securities of such series on the maturity of such payments in accordance with the terms of the applicable indenture and the debt securities of such series. Our obligations under the applicable indenture and debt securities of such series other than with respect to the covenants referred to above and the events of default other than the events of default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (who may be our counsel) to the effect that (i) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the debt securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit and defeasance.
In the event we exercise our option to omit compliance with certain covenants of an indenture with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default described in clauses (d) or (e) under “Events of Default,” the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we will remain liable for such payments.
The term “U.S. government obligations” means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States or an agency thereof for the payment of which guarantee or obligation, the full faith and credit of the United States is pledged.

Modification of the Indentures
The indentures contain provisions permitting us and the trustee, with the consent of the holders of a majority of the principal amount of the debt securities of each series then outstanding under such indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, among other things, (i) extend the final maturity of any debt securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, impair the right to institute suit for payment thereof or reduce any amount payable upon any redemption thereof without the consent of the holder of the debt securities so affected, or (ii) reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all outstanding debt securities. Our board of directors does not have the power to waive any of the covenants of the indentures including those relating to consolidation, merger or sale of assets.
Events of Default
An event of default with respect to any series of debt securities is defined in the indentures as being:
(a)
a default by us for 30 days in the payment of any installment of interest on the debt securities of such series;

(b)
a default by us in the payment of any principal on the debt securities of such series when due;

(c)
a default by us in the payment of any sinking fund installment with respect to such series of debt securities;

(d)
a default by us in the performance of any of the agreements in the applicable indenture contained therein for the benefit of the debt securities of such series which shall not have been remedied within a period of 60 days after receipt of written notice by us from the trustee for such series of debt securities or by us and such trustee from the holders of not less than 25% in principal amount of the offered debt securities of such series then outstanding;

(e)
with respect to any series of offered debt securities (unless otherwise specified in the accompanying prospectus supplement), the acceleration, or failure to pay at maturity, of any of our indebtedness for money borrowed exceeding $100,000,000 in principal amount, which acceleration is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to us as provided in the applicable indenture;

(f)
certain events with respect to our bankruptcy, insolvency or reorganization, with the occurrence of any such event being referred to in this prospectus as a “bankruptcy default;” or

(g)
any other event of default established in accordance with the applicable indenture with respect to any series of debt securities.

No event of default (other than a bankruptcy default) with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.
The indentures provide that if an event of default with respect to any series of debt securities shall have occurred and is continuing, either the trustee with respect to the debt securities of that series or the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series were sold at an original issue discount, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series and interest, if any, accrued thereon to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on debt securities of that series) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding.
The indentures each contain a provision entitling the trustee with respect to any series of debt securities, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities of such series before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such debt securities. The indentures also provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series of debt securities, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series. The indentures each contain a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.
No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless (i) such holder previously shall have given the trustee for such series of debt securities written notice of an event of default with respect to debt securities of that series and (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and such trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any debt securities to receive payment of the principal of and any interest on such debt securities on or after the due dates expressed in such debt securities and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without consent of such holder.
Consolidation, Merger and Sale of Assets
We covenant that we will not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person, unless (i) either we shall be the continuing corporation, or the successor corporation or the person which acquires by sale or conveyance substantially all of our assets (if other than us) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the applicable indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, and (ii) we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenants or condition.
Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction in which we are involved.
No Personal Liability
No past, present or future director, officer, employee or stockholder, as such, of ours or any successor of ours shall have any liability for any of our obligations under the debt securities or the indentures or for any claims based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the debt securities.
The Trustee
The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not the trustee provided it complies with the terms of the applicable indenture. The CNA Companies and the trustee may engage in normal and customary banking transactions from time to time.

DESCRIPTION OF JUNIOR DEBT SECURITIES
The junior debt securities may be issued in one or more series under a junior subordinated indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The junior subordinated indenture is referred to in this prospectus as the “junior indenture” and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the junior indenture, is referred to in this prospectus as the “junior indenture trustee.” The junior indenture has been qualified under the Trust Indenture Act of 1939 and is subject to that Act. The form of the junior indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the junior indenture and the junior debt securities. Because it is only a summary, it does not contain all of the details found in the full text of the junior debt securities and the junior indenture, including the definitions of certain terms used in the description of the junior debt securities in this prospectus, and those terms made a part of the junior indenture by the Trust Indenture Act of 1939.
General
The junior indenture does not limit the aggregate principal amount of junior debt securities that may be issued thereunder and provides that junior debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies. Junior debt securities may be sold at par, a premium or a discount. As of December 31, 2024, we had approximately $3.0 billion aggregate principal amount of indebtedness for borrowed money which would rank senior to the junior debt securities, and no such indebtedness which is equal or junior to the junior debt securities. Because we are a holding company, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of December 31, 2024 were approximately $53.0 billion.
The junior debt securities will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.
The applicable prospectus supplement may, to the extent applicable, provide information for the following terms of the junior debt securities:
•
the title of the junior debt securities or series thereof;

•
any limit upon the aggregate principal amount of the junior debt securities;

•
the date or dates on which the principal of the junior debt securities is payable, referred to in this prospectus as the “stated maturity,” or the method of determination thereof;

•
the interest rate or rates, if any, for the junior debt securities, the dates on which any such interest shall be payable, our right, if any, to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date or the method by which any of the foregoing shall be determined;

•
the place or places where, subject to the terms of the junior indenture as described below under “Payment and Paying Agents,” the principal of and premium, if any, and interest on the junior debt securities will be payable and where, subject to the terms of the junior indenture as described below under “Denominations, Registration and Transfer,” the junior debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior debt securities and the junior indenture may be made, referred to in this prospectus as the “place of payment;”

•
our obligation or right, if any, to redeem, purchase or repay the junior debt securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•
the denominations in which any junior debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•
if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior debt securities shall be payable, or which the junior debt securities shall be denominated;

•
any additions, modifications or deletions in our events of default or covenants specified in the junior indenture with respect to the junior debt securities;

•
if other than the principal amount thereof, the portion of the principal amount of junior debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•
any additions or changes to the junior indenture with respect to a series of junior debt securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior debt securities and the manner in which such amounts will be determined;

•
the terms and conditions relating to the issuance of a temporary global securities representing all of the junior debt securities of such series and the exchange of such temporary global securities for definitive junior debt securities of such series;

•
subject to the terms described below under “Global Junior Debt Securities,” whether the junior debt securities of the series shall be issued in whole or in part in the form of one or more global securities (which are referred to in this prospectus as “global junior debt securities”) and, in such case, the depositary for such global junior debt securities, which depositary shall be a clearing agency registered under the Securities Exchange Act of 1934;

•
the appointment of any paying agent or paying agents;

•
the terms and conditions of any obligation or right of ours or a holder to convert or exchange the junior debt securities into other securities;

•
the form of the trust agreement and guarantee agreement, if applicable;

•
the relative degree, if any, to which such junior debt securities of the series shall be senior to or be subordinated to our other series of such junior debt securities or our other indebtedness in right of payment, whether such other series of junior debt securities or other indebtedness are outstanding or not; and

•
any other terms of the junior debt securities not inconsistent with the provisions of the junior indenture.

If the purchase price of any of the junior debt securities is payable in a foreign currency or currencies or foreign currency unit or units or if the principal, premium, if any, and interest on any junior debt securities are payable in a foreign currency or currencies or currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of junior debt securities and such foreign currency or currency units will be set forth in the applicable prospectus supplement.
Denominations, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, the junior debt securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior debt securities of any series will be exchangeable for other junior debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, and bearing the same terms.
Junior debt securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent we designate for such purpose with respect to any series of junior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior indenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) we initially designate with respect to any series of junior debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of junior debt securities.
In the event of any redemption, neither we nor the junior indenture trustee shall be required to (i) issue, register the transfer of or exchange junior debt securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior debt securities of that series and ending at the close of business on the day of mailing or electronic delivery of the relevant notice of redemption or (ii) transfer or exchange any junior debt securities so selected for redemption, except, in the case of any junior debt securities being redeemed in part, any portion thereof not to be redeemed.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and any interest on junior debt securities will be made at the office of the junior indenture trustee in the City of New York or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option payment of any interest may be made (i) except in the case of global junior debt securities, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior debt securities will be made to the person in whose name such junior debt securities is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for each series of junior debt securities.
All monies we pay to the junior indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal, premium, if any, or interest on any junior debt securities that remains unclaimed for two years after such principal, premium, if any, or interest has become due and payable, at our request, will be repaid to us. After this repayment, the holder of such junior debt securities will look only to us for payment thereof.
Global Junior Debt Securities
The junior debt securities of a series may be issued in whole or in part in the form of one or more global junior debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global junior debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual junior debt securities represented thereby, global junior debt securities may not be transferred except as a whole by the depositary for such global junior debt securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.
The specific terms of the depositary arrangement with respect to a series of junior debt securities will be described in the prospectus supplement relating to such series. We anticipate that the provisions described above under the subheading “Description of the Debt Securities” in the heading “Global Securities” will generally apply to depositary arrangements with respect to the junior debt securities, as if the junior debt securities were “debt securities” as discussed in that section.
Option to Extend Interest Payment Date
If provided in the applicable prospectus supplement, we shall have the right at any time and from time to time during the term of any series of junior debt securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, each such period referred to in this prospectus as an “extension period,” subject to the terms, conditions and covenants, if any, specified in such prospectus supplement; provided that such extension period may not extend beyond the stated maturity of such series of junior debt securities.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, junior debt securities will not be subject to any sinking fund.
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the junior debt securities of any series in whole at any time or in part from time to time. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior debt securities so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.
Notice of any redemption will be mailed (or otherwise electronically delivered) at least 30 days but not more than 60 days before the redemption date to each holder of junior debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such junior debt securities or portions thereof called for redemption.
Modification of Junior Indenture
From time to time we and the junior indenture trustee may, without the consent of the holders of any series of junior debt securities, amend, waive or supplement the junior indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of junior debt securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the junior indenture under the Trust Indenture Act of 1939. The junior indenture contains provisions permitting us and the junior indenture trustee, with the consent of the holders of a majority in principal amount of each outstanding series of junior debt securities affected, to modify the junior indenture in a manner affecting the rights of the holders of such series of the junior debt securities; provided, that no such modification may, without the consent of the holder of each outstanding junior debt securities so affected, (i) change the stated maturity of any series of junior debt securities, or reduce the principal amount thereof, or reduce the rate (or change the manner of calculation of the rate) or extend the time of payment of interest thereon (except such extension as is contemplated hereby), (ii) change any of the redemption, conversion or exchange terms, (iii) reduce the percentage of principal amount of junior debt securities of any series, the holders of which are required to consent to any such modification of the junior indenture or (iv) modify the provisions relating to modifications, waivers of covenants or waivers of past default except under certain limited circumstances.
In addition, we and the junior indenture trustee may execute, without the consent of any holder of junior debt securities, any supplemental junior indenture for the purpose of creating any new series of junior debt securities.
Junior Debt Related Events of Default
The junior indenture provides that any one or more of the following described events with respect to a series of junior debt securities that has occurred and is continuing constitutes a “junior debt related event of default” with respect to such series of junior debt securities:
•
failure for 30 days to pay any interest on such series of the junior debt securities, when due (subject to the deferral of any due date in the case of an extension period);

•
failure to pay any principal or premium on such series of junior debt securities when due whether at maturity, upon redemption by declaration or otherwise;

•
failure to observe or perform in any material respect certain other covenants contained in the junior indenture for 90 days after written notice to us from the junior indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding junior debt securities; or

•
certain events with respect to our bankruptcy, insolvency or reorganization.

The holders of a majority in aggregate outstanding principal amount of such series of junior debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior indenture trustee. The junior indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of junior debt securities may declare the principal due and payable immediately upon a junior debt related event of default. The holders of a majority in aggregate outstanding principal amount of such series of junior debt securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of junior debt securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior indenture trustee.
The holders of a majority in aggregate outstanding principal amount of the junior debt securities affected thereby may, on behalf of the holders of all the junior debt securities, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior indenture trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each of the outstanding junior subordinated debt securities. We are required to file annually with the junior indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.
Consolidation, Merger, Sale of Assets and Other Transactions
The junior indenture provides that we shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless: (i) in case we consolidate with or merge into another person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes our obligations on the junior debt securities issued under the junior indenture; (ii) immediately after giving effect thereto, no junior debt related event of default, and no event which, after notice or lapse of time or both, would become a junior debt related event of default, shall have happened and be continuing; and (iii) delivery of appropriate officers certificates and opinions of counsel satisfy the above listed conditions.
Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the junior indenture and the junior debt securities do not contain any covenants or other provisions designed to afford holders of the junior debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction in which we are involved.
Satisfaction and Discharge
The junior indenture provides that when, among other things, all junior debt securities not previously delivered to the junior indenture trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and we deposit or cause to be deposited with the junior indenture trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior debt securities not previously delivered to the junior indenture trustee for cancellation, for the principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.
Conversion or Exchange
If and to the extent indicated in the applicable prospectus supplement, the junior debt securities of any series may be convertible or exchangeable into preferred securities or other securities. The specific terms on which junior debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of preferred securities or other securities to be received by the holders of junior debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.
Subordination
In the junior indenture, we have agreed that any junior debt securities issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any proceedings with respect to our insolvency or bankruptcy, the holders of senior debt will be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on such senior debt before the holders of junior debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the junior debt securities.
In the event of the acceleration of the maturity of any junior debt securities, the holders of all senior debt outstanding at the time of such acceleration will be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of junior debt securities will be entitled to receive or retain any payment in respect of the principal of, or premium, if any, or interest, if any, on the junior debt securities.
No payments on account of principal, or premium, if any, or interest, if any, in respect of the junior debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.
“Debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:
•
every obligation of such person for money borrowed;

•
every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•
every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•
every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•
every capital lease obligation of such person;

•
all our indebtedness, whether incurred on or prior to the date of the junior indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, futures contracts, options and swaps and similar arrangements; and

•
every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of (and premium, if any) and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior indenture or thereafter incurred (including, without limitation, debt incurred pursuant to the senior indenture and the subordinated indenture), unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior debt securities or to other debt which is pari passu with, or subordinated to, the junior debt securities; provided, however, that senior debt shall not be deemed to include:
•
any of our debt which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to us;

•
any of our debt to any of our subsidiaries;

•
debt to any of our employees;

•
any liability for taxes;

•
indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

•
any other junior debt securities.

The junior indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior debt securities, may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.
Information Concerning the Junior Indenture Trustee
The junior indenture trustee, other than during the continuance of a junior debt related event of default, undertakes to perform only such duties as are specifically set forth in the junior indenture, and in the event an event of default has occurred and is continuing, exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The junior indenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The junior indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The junior indenture trustee in its individual or any other capacity may become the owner or pledgee of junior debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not the junior indenture trustee provided it complies with the terms of the junior indenture. The CNA Companies and the junior indenture trustee may engage in normal and customary banking transactions from time to time.
No Personal Liability
No past, present or future director, officer, employee or stockholder, as such, of ours or any successor of ours shall have any liability for any of our obligations under the junior debt securities or the junior indenture or for any claims based on, in respect of, or by reason of, such obligations or their creation. Each holder of junior debt securities by accepting such junior debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the junior debt securities.
DESCRIPTION OF COMMON STOCK
We are authorized to issue 500 million shares of common stock. As of December 31, 2024, approximately 273.0 million shares of common stock were issued and approximately 270.8 million shares were outstanding. The common stock has a par value of $2.50 per share. As of December 31, 2024, Loews owned approximately 92% of our outstanding common stock.

The following summary description of the terms of the common stock sets forth certain general terms and provisions of the common stock. This description is qualified in its entirety by reference to our certificate of incorporation, as amended, and our by-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.
Dividends
Subject to the rights of the holders of preferred stock, holders of common stock are entitled to receive dividends and other distributions in cash, stock or our property, when, as and if declared by our board of directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends and distributions.
Voting Rights
At every meeting of stockholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights of the holders of preferred stock and as otherwise required by Delaware law, any action submitted to stockholders (other than the election of directors) is approved, if approved by a majority of the stock having voting power present at a meeting at which there is a quorum. A quorum generally requires the presence, in person or proxy, of the holders of a majority of the stock issued and outstanding. Delaware law requires that the holders of a majority of the issued and outstanding shares of stock, eligible to vote thereon, approve (i) amendments to the certificate of incorporation, (ii) most mergers and consolidations and (iii) sale of all or substantially all of our assets.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.
Miscellaneous
The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock is not subject to redemption.
The transfer agent and registrar with respect to our common stock is Wells Fargo Bank, N.A. Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The trading symbol for our common stock is “CNA.”
DESCRIPTION OF PREFERRED STOCK
We are authorized to issue up to 12.5 million shares of preferred stock, without par value, in one or more series. As of December 31, 2024, there were no shares of our preferred stock outstanding. All shares of preferred stock, irrespective of series, will constitute one and the same class. The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. Certain terms of any series of preferred stock offered by the prospectus supplement will be described in the prospectus supplement relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
Except as set forth in the applicable prospectus supplement, the following summary description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. This description is qualified in its entirety by reference to our certificate of incorporation and by-laws, which are incorporated by reference to our registration statement of which this prospectus forms a part.
General
Our board of directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of preferred stock, including:
•
the designation and number of shares comprising such series, which may be increased or decreased from time to time by our board of directors;

•
the dividend rate or rates on the shares of such series and the relation which such dividends bear to the dividends payable on any other class or classes or of any other series of capital stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the dates from which dividends shall accumulate;

•
whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

•
the rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, which rights may vary depending on whether such liquidation, dissolution, distribution or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates;

•
whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•
whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our capital stock, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

•
the voting powers, full and/or limited, if any, of the shares of such series; and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more matters;

•
whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

•
any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as our board of directors may deem advisable.

Unless otherwise specifically described in the applicable prospectus supplement for a series of preferred stock, all shares of preferred stock shall be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.
The description of certain provisions of the preferred stock described below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations that relates to a particular series of preferred stock.
Dividend Rights
Except as may be set forth in an applicable prospectus supplement relating to a series of preferred stock, the holders of preferred stock shall be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the applicable prospectus supplement relating to a particular series of preferred stock.
Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on our stock register on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends payable on the preferred stock for any period less than a full dividend period (being the period between such dividend payment dates) will be computed on the basis of the actual number of days elapsed over a 360 day year. For a full dividend period, the amount of dividends payable will be computed on the basis of a 360 day year consisting of twelve 30 day months. Except as may be set forth in the prospectus supplement relating to a series of preferred stock, such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any dividend period, dividends at the rate or rates as described in the applicable prospectus supplement relating to such series of preferred stock shall not have been declared and paid or set apart for payment on all outstanding shares of preferred stock for such dividend period and all preceding dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the common stock by us. After payment in full of all dividend arrearages on the preferred stock, dividends on the common stock may be declared and paid out of funds legally available for that purpose as our board of directors may determine.
Redemption
The applicable prospectus supplement will describe whether and under what circumstances (i) any shares of preferred stock may be redeemed by us and (ii) the holders of preferred stock may require us to redeem any or all of such shares.
Conversion or Exchange
The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for shares of any other class or classes, or of any other series of any class, of our capital stock and/or other property or cash, as described in the applicable prospectus supplement.
Voting Rights
The holders of preferred stock will have such voting rights, if any, as described in the applicable prospectus supplement relating to a series of preferred stock. Unless and except to the extent required by the law or provided by our board of directors, holders of preferred stock shall have no voting power with respect to any matter. In no event shall the preferred stock be entitled to more than one vote per share in respect of each share of stock.
The holders of the outstanding shares of a series of preferred stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such series of preferred stock, change from a no par value to a par value series of preferred stock, or alter or change the powers, preferences, or special rights of the shares of such series of preferred stock so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of preferred stock so as to affect them adversely, but shall not so affect the entire series, then only the shares of the series so affected by the amendment shall be considered a separate series for purposes of this paragraph. The number of authorized shares of any such series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote irrespective of the previous two sentences, if so provided in our certificate of incorporation, in any amendment thereto which created such series of preferred stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such series of preferred stock. This paragraph is subject to any amendments to Delaware law regarding these matters.
The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding preferred stock.
Liquidation Rights
Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the applicable prospectus supplement relating to a series of preferred stock.

Miscellaneous
The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as described in the applicable prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus, but on or before issuance of the related series of preferred stock.
DESCRIPTION OF DEPOSITARY SHARES
Unless otherwise set forth in the applicable prospectus supplement, the description set forth below of certain provisions of the deposit agreement and of the depositary shares and depositary receipts summarizes the expected material terms of the deposit agreement and of the depositary shares and depositary receipts, and is qualified in its entirety by reference to, the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.
General
We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select, such bank or trust company is referred to in this prospectus as the “preferred stock depositary.” The prospectus supplement relating to a series of depositary shares will set forth the name and address of the preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares of preferred stock) underlying such depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions in respect to the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by such holders.
In the event of a distribution other than in cash in respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by such holders, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.
The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Conversion and Exchange
If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares
If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price upon such redemption. Any funds we deposit with the preferred stock depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.
Voting
Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in such notice to the record holders of the depositary receipts. Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing such preferred stock.
Record Date
Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (ii) the preferred stock depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the preferred stock depositary shall, in each such instance, fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (y) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (z) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated below under the subheading “Charges of Preferred Stock Depositary”), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding depositary receipts.
Whenever we so direct, the preferred stock depositary will terminate the deposit agreement by mailing notice of such termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The preferred stock depositary may likewise terminate the deposit agreement if at any time 45 days shall have expired after the preferred stock depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue (i) to collect dividends on the preferred stock and any other distributions with respect thereto and (ii) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Charges of Preferred Stock Depositary
We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.
Miscellaneous
The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office all reports and communications from us which are delivered to the preferred stock depositary as the holder of preferred stock.
Neither we nor the preferred stock depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties thereunder without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties thereunder in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.
The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment; provided, that if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to us, the preferred stock depositary may terminate the deposit agreement.
DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase debt securities, junior debt securities, preferred stock (or depositary shares representing preferred stock) or common stock, referred to collectively in this prospectus as the “underlying warrant securities,” and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the offered warrants hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.
The applicable prospectus supplement may describe the specific terms of any warrants for which this prospectus is being delivered, including the following (to the extent applicable):
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the issue price or prices of such warrants;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
the designation and terms of the underlying warrant securities purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•
the exercise date and expiration date for such warrants;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant securities;

•
if applicable, the date on and after which such warrants and the related underlying warrant securities will be traded separately;

•
information with respect to book-entry procedures, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, representing contracts obligating holders to purchase from us, and we to sell to the holders, a specified quantity of debt securities, junior debt securities, common stock, preferred stock, depositary shares or warrants at a future date or dates. The price of the securities subject to a purchase contract may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units, referred to in this prospectus as “purchase units,” consisting of a purchase contract and either (i) debt securities or junior debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the applicable securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts, referred to in this prospectus as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.
PLAN OF DISTRIBUTION
We may sell any series of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS
The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code and entities whose underlying assets include plan assets by reason of such an employee benefit plan or plan’s investment in such entities (each of the foregoing, a “Plan”) and on those persons who are “fiduciaries” with respect to Plans.
In considering an investment of the assets of a Plan subject to Title I of ERISA in the securities, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the securities satisfies these requirements.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of Title I of ERISA or Section 4975 of the Code, but may be subject to federal, state, local or other laws that are similar to such provisions of ERISA or the Code (“Similar Laws”). The acquisition or holding of the securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if we, the underwriter, dealer or agent selling the securities or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan, including, but limited to, receiving fees or other compensation as a result of a Plan’s acquisition of the securities. Accordingly, neither we nor the underwriters are undertaking to provide impartial investment advice, or will provide advice in a fiduciary capacity, in connection with the acquisition and holding of any of the securities by any Plan or plan subject to Similar Laws.
Certain exemptions from the prohibited transaction rules may be applicable to the acquisition and holding of the securities by a Plan. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Plan or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any exemption will be available with respect to any particular transaction involving the securities, and prospective purchasers that are Plans should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a security (or interest therein), each purchaser and transferee (and, if the purchaser or transferee is, or is using the assets of, a Plan or other plan, its fiduciary) is deemed to represent and warrant that either (a) it is not a Plan and is not acquiring the security (or interest therein) on behalf of or with the assets of any Plan or any plan subject to Similar Laws; or (b) the acquisition and holding of the security (or interest therein) will not (i) in the case of a Plan, give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such Plan’s acquisition and holding of the security (or interest therein) qualifies for an available prohibited transaction exemption, all of the conditions of which are satisfied, and (ii) in the case of a plan subject to Similar Laws, result in a violation of Similar Laws.
Each prospective investor that is a Plan or plan subject to Similar Laws should consult with their counsel in order to understand the issues relating to ERISA, the Code and Similar Laws that affect or may affect the investor with respect to an investment in the securities. The sale of any securities to a Plan or plan subject to Similar Laws is in no respect a representation by us, or by any underwriter, dealer or agent selling the securities, that such an investment meets all of the legal requirements with respect to investments by any particular Plan or plan subject to Similar Laws or that such an investment is appropriate for any particular Plan or plan subject to Similar Laws.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Willkie Farr & Gallagher LLP.
EXPERTS
The financial statements incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

CNA Financial Corporation
$         % Notes due 20
PROSPECTUS SUPPLEMENT
       , 2025
Joint Book-Running Managers
Wells Fargo Securities	Citigroup	J.P. Morgan
Barclays	US Bancorp